As filed with the Securities and Exchange Commission on May 24, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	75-1047710
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

MS CF3-203, 300 RadioShack Circle Fort Worth, Texas (Address of Principal Executive Offices)	76102 (Zip Code)

RadioShack Corporation 2007 Restricted Stock Plan
(Full title of the plan)

Steve W. Milton
Assistant Corporate Secretary
RadioShack Corporation
300 RadioShack Circle
MS CF4-101
Fort Worth, Texas 76102
(Name and address of agent for service)

(817) 415-3700
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be Registered [1]	Proposed maximum offering price per share	Proposed maximum aggregate offering price [2]	Amount of registration fee [2]
Common Stock, par value $1.00 per share	500,000	$31.63	$15,815,000	$621.53

(1)
This registration statement shall also cover any additional shares of common stock, par value $1.00 per share (the “Common Stock”), which become issuable under the RadioShack Corporation 2007 Restricted Stock Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction, effected without the Registrant’s receipt of consideration, which would increase the number of outstanding shares of Common Stock.

(2)
Calculated based upon the average of the high and low sale prices as reported by the New York Stock Exchange and published in the Wall Street Journal as of a date within five (5) business days prior to the date of filing this Registration Statement in accordance with Rule 457(c) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement on Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

RadioShack Corporation (the “Company”) hereby incorporates by reference the following documents filed with the Commission under Section 13 or 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 1-5571):

(1) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Commission on February 27, 2007;

(2) The Company’s Current Report on Form 8-K, filed with the Commission on February 28, 2007;

(3) The Company’s Current Report on Form 8-K, filed with the Commission on April 19, 2007;

(4) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, filed with the Commission on April 30, 2007;

(5) The Company’s Current Report on Form 8-K, filed with the Commission on May 4, 2007;

(6) The Company’s Current Report on Form 8-K, filed with the Commission on May 18, 2007; and

(7) The description of the Company’s common stock, which is contained in the Registration Statement on Form 8-B, dated February 26, 1968, filed with the Commission, as updated in any amendment or report filed for such purpose.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part of it from the respective dates of filing such documents.

Item 4.   Description of Securities

Not applicable.

Item 5.   Interests of Named Experts and Counsel

An opinion concerning the validity of the issuance of shares of common stock has been passed upon for the Company by Steve W. Milton, Assistant Corporate Secretary of the Company. Mr. Milton beneficially owns, or has rights to acquire under employee benefit plans, an aggregate of less than 1% of shares of common stock of the Company.

Item 6.   Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants corporations the power to indemnify directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (as amended, the “Securities Act”). Article XIV of the Company’s Bylaws, as amended and restated, provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Section 145 of the DGCL.

In addition, the Company’s directors, as well as certain of its officers and employees, are parties to an Indemnification Agreement with the Company (the “Indemnification Agreement”). The Indemnification Agreement provides that the Company is required to indemnify the other party to the agreement and hold him or her harmless from and against any and all Expenses and Liabilities (as those terms are defined in the Indemnification Agreement) that are incurred by the other party or on the other party’s behalf, to the fullest extent permitted by applicable law, and to such greater extent as applicable law may permit or authorize in the future. The Indemnification Agreement also sets forth various procedures and other terms regarding the indemnification process.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company pursuant to the DGCL and the foregoing bylaw provision or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Company carries directors’ and officers’ liability insurance policies under which all of the directors and executive officers of the Company are insured against loss imposed upon them with respect to their legal liability for breach of their duty to the Company. Excluded from coverage under this policy are fines and penalties imposed by law upon such directors and officers or other matters which may be deemed uninsurable such as material acts of active and deliberate dishonesty committed by the insureds with actual dishonest purpose and intent.

The foregoing summaries are necessarily subject to the complete text of the statutes and documents referred to above and are qualified in their entirety by reference thereto.

Item 7.    Exemption from Registration Claimed

Not applicable.

Item 8.    Exhibits

Exhibit No.	Description
4.1	Certificate of Amendment of Restated Certificate of Incorporation dated May 18, 2000 (filed as Exhibit 3a to the Company’s Form 10-Q filed August 11, 2000 for the fiscal quarter ended June 30, 2000).
4.2

Restated Certificate of Incorporation of RadioShack Corporation dated July 26, 1999 (filed as Exhibit 3a(i) to the Company’s Form 10-Q filed August 11, 1999 for the fiscal quarter ended June 30, 1999).

4.3	RadioShack Corporation Bylaws, amended and restated as of September 29, 2005 (filed as Exhibit 3.1 to the Company’s Form 8-K filed on September 30, 2005, and incorporated herein by reference).
4.4

RadioShack Corporation 2007 Restricted Stock Plan (included as Appendix A to the Company’s Proxy Statement for the Company’s 2007 Annual Meeting of Stockholders filed on April 12, 2007, and incorporated herein by reference).

4.5

Form of Restricted Stock Award Agreement under RadioShack Corporation 2007 Restricted Stock Plan (filed as Exhibit 10.2 to the Company’s Form 8-K filed on May 18, 2007, and incorporated herein by reference).

5.1*	Legal opinion, including consent, of Steve W. Milton, Esq., regarding legality of common stock being offered.
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2*	Consent of Steve W. Milton, Esq. (included in legal opinion filed as Exhibit 5.1 hereto).
24.1*	Power of Attorney (incorporated in the signature page of this Registration Statement).
____________________

* Each document marked with an asterisk is filed herewith.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 24th day of May, 2007.

RADIOSHACK CORPORATION

/s/ James F. Gooch
James F. Gooch
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned officers and directors of RadioShack Corporation, a Delaware corporation, do hereby constitute and appoint James F. Gooch and Steve W. Milton, and either of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of authority, the powers granted include the full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part of or in connection with such registration statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 24th day of May, 2007.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 24th day of May, 2007.

Signature	Title

/s/ Julian C. Day	Chairman of the Board, Director and Chief Executive Officer
Julian C. Day	(Principal Executive Officer)

/s/ James F. Gooch	Executive Vice President and Chief Financial Officer
James F. Gooch	(Principal Financial Officer)

/s/ David P. Johnson	Senior Vice President - Corporate Controller
David P. Johnson	(Principal Accounting Officer)

/s/ Frank J. Belatti	Director
Frank J. Belatti

/s/ Robert S. Falcone	Director
Robert S. Falcone

/s/ Daniel R. Feehan	Director
Daniel R. Feehan

/s/ Richard J. Hernandez	Director
Richard J. Hernandez

/s/ H. Eugene Lockhart	Director
H. Eugene Lockhart

/s/ Jack L. Messman	Director
Jack L. Messman

/s/ William G. Morton, Jr.	Director
William G. Morton, Jr.

/s/ Thomas G. Plaskett	Director
Thomas G. Plaskett

/s/ Edwina D. Woodbury	Director
Edwina D. Woodbury

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Amendment of Restated Certificate of Incorporation dated May 18, 2000 (filed as Exhibit 3a to the Company’s Form 10-Q filed August 11, 2000 for the fiscal quarter ended June 30, 2000).
4.2
Restated Certificate of Incorporation of RadioShack Corporation dated July 26, 1999 (filed as Exhibit 3a(i) to the Company’s Form 10-Q filed August 11, 1999 for the fiscal quarter ended June 30, 1999).

4.3	RadioShack Corporation Bylaws, amended and restated as of September 29, 2005 (filed as Exhibit 3.1 to the Company’s Form 8-K filed on September 30, 2005, and incorporated herein by reference).
4.4
RadioShack Corporation 2007 Restricted Stock Plan (included as Appendix A to the Company’s Proxy Statement for the Company’s 2007 Annual Meeting of Stockholders filed on April 12, 2007, and incorporated herein by reference).

4.5
Form of Restricted Stock Award Agreement under RadioShack Corporation 2007 Restricted Stock Plan (filed as Exhibit 10.2 to the Company’s Form 8-K filed on May 18, 2007, and incorporated herein by reference).

5.1*	Legal opinion, including consent, of Steve W. Milton, Esq., regarding legality of common stock being offered.
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2*	Consent of Steve W. Milton, Esq. (included in legal opinion filed as Exhibit 5.1 hereto).
24.1*	Power of Attorney (incorporated in the signature page of this Registration Statement).
____________________

* Each document marked with an asterisk is filed herewith.